LICENSE AGREEMENT



          THIS AGREEMENT, dated as of October 1, 1994, by and between ACF Industries, Incorporated, a New Jersey corporation ("ACF") and American Railcar Industries, Inc., a
Missouri corporation ("Licensee").

                    W I T N E S S E T H:

          WHEREAS, ACF and the Licensee have entered into an Asset Transfer Agreement dated as of October 1, 1994 (the "Transfer Agreement"), whereby ACF has agreed to transfer, and the Licensee has agreed to buy, certain assets used by ACF in the manufacture of railcar parts and the repair and refurbishment of railcars, including, without limitation, formulae, patents, trademarks, trade secrets and other technical knowledge owned by ACF which specifically and exclusively relate to the Business;

          WHEREAS, ACF possess certain other patents, technical information and procedures and other know-how which is or could be used by ACF and/or Licensee in the conduct of the Business and otherwise; and

          WHEREAS, a condition of the transactions
contemplated by the Transfer Agreement is the execution by ACF and the Licensee of this License Agreement pursuant to which ACF will license to Licensee the use of such patents, technical information and procedures and know-how;
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          WHEREAS, the Licensee wishes to obtain a license
for such technical information and procedures upon the terms and conditions hereinafter set forth.

          NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

          1.   DEFINITIONS.   For the purposes of this
License Agreement, the terms set forth herein shall be defined as follows:

               (a)  "Licensed Information" shall mean the
formula, patents, trade secrets and other technical knowledge owned by ACF which have been or could be used by ACF and/or Licensee in the conduct of the Business but do not specifically and exclusively relate to the Business, including, without limitation, those patents set forth on Schedule A hereto and incorporated herein by reference.

               (b)  "Territory" shall mean the world.

          All capitalized terms used herein and not
otherwise defined shall have the meanings assigned to them
in the Transfer Agreement.
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          2.   LICENSE.  ACF hereby grants to the Licensee
and the Licensee hereby accepts from ACF, in consideration of the payment by Licensee of $1.00, upon the terms and conditions herein specified, a non-exclusive license to use the Licensed Information in the Territory.

          3.   RESTRICTIONS ON LICENSED INFORMATION.
Notwithstanding the foregoing, without the prior written consent of ACF, Licensee shall not use the Licensed
Information listed on Schedule A hereto for the production of railcar parts for third parties.

          4.   TERM.     This License Agreement shall become
effective on the date first above written and shall remain in effect in perpetuity.

          5.   ASSIGNMENT.    This Agreement shall not be
assignable by either party without the prior written consent of the other, other than in connection with the sale of substantially all of the business in whatever form of the Licensee or ACF; provided, however, that any such assignment shall not relieve the parties whereto from any obligations under this Agreement and that the assigning party shall remain jointly and severally liable under this Agreement with its successor.
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          6.   SECRECY.  Except as expressly provided in
this Agreement, the Licensee will treat as confidential and will not, without the prior written approval of ACF, reveal to any person, firm, association or corporation any of the Licensed Information or any other information or data furnished to the Licensee by ACF pursuant to this Agreement.

          ACF and the Licensee and each of them and their respective agents, servants, employees, attorneys and those acting in privity with each of them acknowledge and agree that none of them will issue publicity releases as to the making of this Agreement, nor as to the terms and conditions of this Agreement.

          7.   ENTIRE AGREEMENT.   This License Agreement
constitutes the entire agreement between the parties as to the Licensed Information and the other matters treated herein.

          8. NOTICES. All notices or other communications hereunder shall be in writing and shall be made by hand delivery, telex, telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

          If to the Licensee, to:

          American Railcar Industries, Inc.
          3301 Rider Trail South
          Earth City, MO 63045

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          If to ACF, to:

          ACF Industries, Incorporated
          3301 Rider Trail South
          Earth City, MO 63045

          In each case with a copy to:

          Gordon Altman Butowsky
           Weitzen Shalov & Wein
          114 West 47th Street
          New York, New York 10036
          Attention:  Douglas S. Rich
          Telecopy:  (212)626-0799


or at such other addresses as shall be furnished by the parties by like notice, and such notice or communication shall be deemed to have been given or made as of the date so delivered, if delivered personally; when answered back, if telexed; when receipt is acknowledged, if telecopied; and two calendar days after so mailed, if sent by registered or certified mail.

          9. GOVERNING LAW. This License Agreement is subject to and shall be construed and enforced in accordance with the laws of the State of Missouri.
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          IN WITNESS WHEREOF, the parties have hereunto set
their hands and seals and duly executed this Agreement the day and year first above written.

                         ACF Industries, Incorporated


                         By: /s/ James J. Unger

                              Name:  James J. Unger
                              Title: President


                         American Railcar Industries, Inc.

                         By: /s/ Roger Wynkoop

                              Name: Roger Wynkoop

                              Title: Vice President